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                                                                   Exhibit 11

                           GLENAYRE TECHNOLOGIES, INC.

                    Computation of Earnings Per Common Share

                    (In Thousands, Except Per Share Amounts)

                                   (Unaudited)



                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                    1996                  1995
                                                   -------              -------
Net income.. .............................         $17,076              $13,782
                                                   =======              =======


PRIMARY EARNINGS PER SHARE:

Weighted average shares outstanding during
    the period............................          60,392               56,349
Common stock equivalents..................           3,336                3,573
                                                    ------               ------
                                                    63,728               59,922
                                                    ======               ======

Net income per share......................         $   .27              $   .23
                                                    ======               ======


FULLY DILUTED EARNINGS PER SHARE:

Weighted average shares outstanding during
    the period............................          60,392               56,349
Common stock equivalents..................           3,343                3,654
                                                    ------               ------
                                                    63,735               60,003
                                                    ======               ======
Net income per share......................           $ .27                $ .23
                                                    ======               ======





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